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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 Post-Effective Amendment No. 1 (No. 333-45388) of our reports dated February 28, 2001 relating to the consolidated financial statements and financial statement schedule of Leap Wireless International, Inc., which appear in Leap Wireless International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

San Diego, California
March 27, 2001